EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I hereby certify that, to the best of my knowledge and belief, this Quarterly Report on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wilshire Financial Services Group Inc.

WILSHIRE FINANCIAL SERVICES GROUP INC.

Date: May 12, 2003	/s/ STEPHEN P. GLENNON
Stephen P. Glennon
Chief Executive Officer and
Chief Financial Officer